Exhibit 99.1

NEWS RELEASE

Investors and Media Contacts:

Bill Horning / Tom Taggart

925.658.6193 / 925.658.6511

THE PMI GROUP, INC. REPORTS

SECOND QUARTER 2008 FINANCIAL RESULTS

Walnut Creek, CA, August 7, 2008 - The PMI Group, Inc. (NYSE: PMI) (the “Company”) today reported a net loss for the second quarter of 2008 of $246.3 million, or $3.03 per basic and diluted1 share, compared to net income in the second quarter of 2007 of $83.8 million, or $0.95 per diluted share. The net loss for the second quarter of 2008 was primarily due to a net loss of $225.9 million in the U.S. Mortgage Insurance Operations due to increases in paid claims and loss adjustment expenses and additions to the reserve for losses (collectively “losses and LAE”), partially offset by higher net income from International Operations.

Second Quarter 2008 Update:

•	PMI Canada will cease operations and the Company expects to repatriate approximately $60 million of capital to U.S. Mortgage Insurance Operations in the second half of 2008.

•

PMI Europe will be reconfigured to conserve and enhance capital and reduce expenses while maintaining a presence in Europe. We will continue to service existing customers out of our Dublin, Ireland office.

•	PMI Australia continues to deliver solid results with net income of $24.0 million and $54.5 million for the second quarter and first half of 2008, respectively.

•	PMI Asia also reported net income of $2.5 million and $5.2 million for the second quarter and first half of 2008, respectively.

•

PMI Guaranty Co. received all regulatory approvals and entered into an agreement to transfer its entire FGIC-related reinsurance portfolio to a third party. In early August, PMI Guaranty paid approximately $144 million of its excess capital to the Company. Before the end of the third quarter, the Company expects to reinvest at least 80 percent of the capital at the Company into U.S. Mortgage Insurance Operations.

[1]

Due to the net loss in the second quarter 2008, dilutive components of shares outstanding such as stock options were not included in fully diluted shares outstanding as their inclusion would have been anti-dilutive.

Consolidated Operating Results

Consolidated net premiums written for the second quarter and first half of 2008 totaled $247.4 million and $502.7 million, respectively, compared with $256.0 million and $500.0 million for the same periods one year ago. The decreases were due primarily to lower levels of new insurance written in both U.S. Mortgage Insurance and International operations partially offset by favorable foreign exchange rates.

Consolidated premiums earned for the second quarter and first half of 2008 were $260.1 and $522.0 million, respectively, compared with $242.3 and $478.7 million for the same periods one year ago. The increases were due primarily to higher persistency and increases in the insurance in force in the U.S. Mortgage Insurance Operations and higher levels of policy terminations combined with the continued strengthening of the Australian dollar in the International Operations.

Consolidated losses and LAE for the second quarter and first half of 2008 were $605.0 and $1,184.8 million, respectively, compared with $146.2 and $255.5 million for the same periods one year ago. The increases were primarily a result of higher losses and LAE in U.S. Mortgage Insurance Operations as a result of the significant deterioration in the U.S. housing, mortgage and capital markets and, to a lesser extent, increased delinquencies in PMI Australia.

Consolidated reserve for losses and LAE totaled $2.3 billion as of June 30, 2008 compared with $1.7 billion as of March 31, 2008 and $507.0 million as of June 30, 2007. Reserves for losses and LAE in the U.S. Mortgage Insurance Operations increased in the second quarter of 2008 by a gross amount of $543.3 million and were offset by a $189.6 million credit from reinsurance recoverables, primarily from captive reinsurance agreements. The increase in reserves for losses and LAE was primarily due to increases in notices of default, claim rates and average claim sizes. PMI Australia’s reserve for losses and LAE increased $12.6 million in the second quarter of 2008 also principally due to increases in notices of default, claim rates and average claim sizes.

Consolidated other underwriting and operating expenses for the second quarter and first half of 2008 were $64.4 and $123.4 million, respectively, compared with $59.8 and $122.5 million for the same periods one year ago. The increases were primarily a result of higher operating expenses in International Operations partially offset by lower employee compensation expenses in the U.S. Mortgage Insurance Operations.

The PMI Group, Inc. Second Quarter Results by Segment

	Second Quarter Total Revenues		Second Quarter Net (Loss) Income
(Dollars in millions, except per share data)	2008	2007	2008	2007
U.S. Mortgage Insurance Operations[2]	$219.9	$222.3	$(225.9)	$41.5
International Operations[3]	90.1	68.0	31.1	28.1
Financial Guaranty[4]	(1.7)	2.9	(46.1)	29.0
Corporate and Other[5]	22.3	6.4	(5.4)	(14.8)

Consolidated Total	$330.6	$299.6	$(246.3)	$83.8

Diluted Net (Loss) Income Per Share[1]			$(3.03)	$0.95
Book Value Per Share			$24.72	$43.46

The PMI Group, Inc. Year to Date Results by Segment

	Six Months Ended June 30 Total Revenues		Six Months Ended June 30 Net (Loss) Income
(Dollars in millions, except per share data)	2008	2007	2008	2007
U.S. Mortgage Insurance Operations[2]	$497.2	$446.7	$(398.3)	$110.4
International Operations[3]	180.9	131.8	48.9	51.2
Financial Guaranty[4]	(87.1)	5.4	(170.4)	58.9
Corporate and Other[5]	55.5	10.2	(0.5)	(34.7)

Consolidated Total	$646.5	$594.1	$(520.3)	$185.9

Diluted Net (Loss) Income Per Share			$(6.41)	$2.11

May not total due to rounding.

Segment Highlights

U.S. Mortgage Insurance Operations

•

The net loss totaled $225.9 million for the second quarter of 2008 compared with net income of $41.5 million in the second quarter of 2007. The net loss in the second quarter was due primarily to higher losses and LAE partially offset by higher premiums earned and lower other underwriting and operating expenses.

•

Net premiums earned in the second quarter of 2008 increased 4.2% to $203.6 million from $195.4 million in the second quarter of 2007. The increase was due primarily to a 10.3% increase in primary insurance in force to $123.2 billion at June 30, 2008 from $111.7 billion at June 30, 2007 and a higher primary persistency rate. In the second quarter of 2008, the primary persistency rate increased to 79.6% compared with 71.7% in the second quarter of 2007.

[2]

“U.S. Mortgage Insurance Operations” includes the results of PMI Mortgage Insurance Co. (PMI), affiliated U.S. reinsurance companies and equity in earnings from CMG Mortgage Insurance Company (CMG MI).

[3]	“International Operations” includes the results of PMI Australia, PMI Europe, PMI Asia and PMI Canada.
[4]	“Financial Guaranty” includes PMI Guaranty Co. (PMI Guaranty) and our equity investments in Financial Guaranty Insurance Company, Inc. (FGIC) and Ram Reinsurance Company Ltd. (RAM Re).
[5]	The “Corporate and Other” segment primarily consists of the holding company, contract underwriting operations and intercompany eliminations.

•	Losses and LAE in the second quarter of 2008 were $552.5 million compared with $134.4 million in the second quarter of 2007 driven by increases in notices of default, claim rates and claim sizes.

•

Reserves for losses and LAE in the U.S. Mortgage Insurance Operations totaled $2.1 billion at June 30, 2008. The net loss reserve increase in the quarter was $353.7 million, which includes a $189.6 million credit from reinsurance recoverables, primarily from captive reinsurance agreements.

•

Total claims paid increased to $192.7 million for the second quarter of 2008 compared with $72.3 million in the second quarter of 2007 driven by an increase in claims paid, claim rates and larger average claim sizes.

•

After tax equity in earnings from CMG MI for the second quarter of 2008 were $1.9 million, compared with $3.0 million for the same period of 2007. The decline in equity in earnings was primarily driven by higher losses and LAE partially offset by higher premiums earned. CMG MI’s insurance in force grew to $20.6 billion, persistency increased to 82.6%, the loss ratio was 55.6% and the primary default rate was 1.60%.

International Operations

•

The key components of PMI’s International Operations—PMI Australia, PMI Europe and PMI Asia—provide financial flexibility to The PMI Group, Inc., that is important to the Company’s five-point plan to navigate through turbulent U.S. market conditions.

•

PMI Australia reported net income of $24.0 million for the second quarter of 2008 compared with net income of $24.4 million for the second quarter of 2007. The decrease in net income was due primarily to higher losses and LAE offset by increased premiums earned and net investment income. The second quarter of 2008 addition to reserves for losses and LAE was $12.6 million bringing the total reserves for losses and LAE to $86.7 million. Claims paid for the second quarter totaled $13.4 million.

•

PMI Europe reported net income of $5.8 million in the second quarter of 2008 compared with net income of $1.7 million for the same period a year ago. The increase was driven by fair value gains from credit default swaps derivative contracts partially offset by an increase in other underwriting and operating expenses and loss reserves.

•	PMI Asia’s net income in the second quarter of 2008 totaled $2.5 million compared with $2.3 million for the same period a year ago.

Financial Guaranty

•

After tax equity in losses from RAM Re for the second quarter of 2008 were $24.3 million compared with after tax equity in earnings of $2.2 million for the same period one year ago. The change was due primarily to net unrealized mark-to-market losses on its derivative portfolio as a result of widening spreads and an increase in loss reserves related to continuing deterioration in the performance of residential mortgage backed securities (“RMBS”). In the second quarter of 2008, the Company reduced the carrying value of its investment in RAM Re from $26.0 million to zero.

•

PMI Guaranty reported a net loss of $21.8 million in the second quarter of 2008 compared with net income of $1.4 million for the same period one year ago. Effective June 2008, PMI Guaranty, FGIC and Assured Guaranty Re Ltd. (“AG Re”) executed an agreement pursuant to which all of the direct FGIC business currently reinsured by PMI Guaranty was recaptured by FGIC and ceded by FGIC to AG Re. The 2008 net loss was primarily due to a $26.7 million loss recorded in the second quarter of 2008 principally related to the above agreement.

•

With the completion of the PMI Guaranty transaction and related accounting effects recognized in the second quarter, combined with the carrying value of FGIC and RAM Re at zero, the Company does not foresee any further losses of significance resulting from this segment. Equity in earnings from FGIC or RAM Re could be recognized in the future to the extent those earnings are deemed recoverable.

Corporate and Other

•

The Corporate and Other segment reported a net loss of $5.4 million for the second quarter of 2008 compared with a net loss of $14.8 million for the same period a year ago. The decrease in net loss was due primarily to the reporting of certain debt instruments at fair value in accordance with SFAS No. 159[6] partially offset by higher other underwriting and operating expenses related to PMI Mortgage Services and interest expense related to a $200 million borrowing from the Company’s revolving credit facility.

Supplemental Financial Information

•	The PMI Group, Inc.’s Second Quarter 2008 Financial Supplement can be found at www.pmigroup.com under Investor Relations.

ABOUT THE PMI GROUP, INC.

The PMI Group, Inc. (NYSE: PMI), headquartered in Walnut Creek, CA, is an international provider of credit enhancement products that promote homeownership and facilitate mortgage transactions in the capital markets. Through its wholly owned subsidiaries and unconsolidated strategic investments, the company offers residential mortgage insurance and credit enhancement products domestically and internationally, financial guaranty insurance, and financial guaranty reinsurance. Through its subsidiaries, The PMI Group, Inc. is one of the world’s largest providers of private mortgage insurance with operations in the United States, Australia and New Zealand, Canada and the European Union, as well as one of the largest providers of mortgage guaranty reinsurance in Hong Kong. For more information: www.pmigroup.com.

Cautionary Statement: Statements in this press release that are not historical facts, or that relate to future plans, events or performance are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that forward-looking statements by their nature involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. Many factors could cause actual results and developments to differ materially from those expressed or implied by forward-looking statements. Such factors include, among others, national or regional recessions, and further deterioration in the housing, mortgage and related credit markets. In particular, declines in housing values and/or housing demand, deterioration of borrower credit, higher unemployment rates, changes in interest rates, higher levels of consumer credit, higher mortgage default and claim rates, lower cure rates, higher claim sizes, the aging of our mortgage insurance portfolios, adverse changes in liquidity in the capital markets, the inability of loans servicers to process higher volumes of delinquent loans, and the further contraction of credit markets could negatively affect our losses. Other risks and uncertainties are discussed in our SEC filings, including our Annual Report Form 10-K for the year ended December 31, 2007 (in Item 1A) and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008. We undertake no obligation to update forward-looking statements.

# # #

[6]

Effective January 1, 2008 the Company adopted SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB No. 115. SFAS No. 159 allows an entity the irrevocable option to elect fair value for the initial subsequent measurement for certain financial assets and liabilities on a contract-by-contract basis.

THE PMI GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)
	(Dollars in thousands, except per share data)
Net premiums written	$247,374	$255,977	$502,699	$500,028

Revenues
Premiums earned	$260,078	$242,337	$522,043	$478,698
Net gains from credit default swaps	9,550	1,579	10,350	3,407
Net investment income	61,053	51,119	119,366	103,758
Net realized investment (losses) gains	(19,711)	414	31,299	1,992
Change in fair value of certain debt instruments	16,957	—	45,665	—
Impairment of unconsolidated subsidiary	—	—	(87,981)	—
Other income	2,669	4,172	5,754	6,254

Total revenues	330,596	299,621	646,496	594,109

Losses and expenses
Losses and loss adjustment expenses	605,004	146,160	1,184,798	255,480
Amortization of deferred policy acquisition costs	12,031	17,010	21,927	33,455
Other underwriting and operating expenses	64,447	59,773	123,367	122,474
Interest expense	9,835	8,398	18,198	16,657

Total losses and expenses	691,317	231,341	1,348,290	428,066

(Loss) income before equity in (losses) earnings from unconsolidated subsidiaries and income taxes	(360,721)	68,280	(701,794)	166,043
Equity in (losses) earnings from unconsolidated subsidiaries	(21,456)	35,748	(54,933)	72,257

(Loss) income before income taxes	(382,177)	104,028	(756,727)	238,300
Income tax (benefit) expense	(135,891)	20,195	(236,477)	52,434

Net (loss) income	$(246,286)	$83,833	$(520,250)	$185,866

Diluted net (loss) income per share	$(3.03)	$0.95	$(6.41)	$2.11

THE PMI GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	June 30, 2008	December 31, 2007	June 30, 2007
	(Unaudited)	(Audited)	(Unaudited)
	(Dollars and shares in thousands, except per share data)
Assets
Investments	$4,124,650	$3,729,151	$3,512,960
Cash and cash equivalents	508,319	427,912	561,097
Investments in unconsolidated subsidiaries	151,226	309,800	1,133,727
Reinsurance recoverables	314,615	36,917	3,470
Deferred policy acquisition costs	69,969	59,711	93,178
Property, equipment and software, net of accumulated depreciation and amortization	155,440	161,762	169,740
Other assets	396,938	345,187	227,887

Total assets	$5,721,157	$5,070,440	$5,702,059

Liabilities
Reserve for losses and loss adjustment expenses	$2,289,374	$1,242,599	$506,951
Unearned premiums	631,483	611,247	571,804
Debt	604,694	496,593	496,593
Other liabilities	187,021	207,039	366,506

Total liabilities	3,712,572	2,557,478	1,941,854

Shareholders’ equity	2,008,585	2,512,962	3,760,205

Total liabilities and shareholders’ equity	$5,721,157	$5,070,440	$5,702,059

Basic shares issued and outstanding	81,245	81,120	86,513

Book value per share	$24.72	$30.98	$43.46

Note: Please refer to The PMI Group, Inc. Second Quarter 2008 Financial Supplement for additional information.

The PMI Group, Inc.

Second Quarter 2008

Financial Supplement

THE PMI GROUP, INC. AND SUBSIDIARIES

FINANCIAL RESULTS AND STATISTICAL INFORMATION FOR THE PERIOD ENDED JUNE 30, 2008

THE PMI GROUP, INC. AND SUBSIDIARIES

FINANCIAL RESULTS AND STATISTICAL INFORMATION FOR THE PERIOD ENDED JUNE 30, 2008

Notes to Financial Results and Statistical Information:

(1)	U.S. Mortgage Insurance Operations segment includes the operating results of PMI Mortgage Insurance Co. and affiliated U.S. mortgage insurance and reinsurance companies (collectively, “PMI”). CMG Mortgage Insurance Company and its affiliates are included under the equity method of accounting in equity in earnings from unconsolidated subsidiaries.

(2)	International Operations segment includes PMI Australia, PMI Europe, PMI Asia and PMI Canada.

(3)	Financial Guaranty segment represents PMI Guaranty Co. (“PMI Guaranty”) and our equity investments in FGIC Corporation and RAM Reinsurance Company, Ltd. (“RAM Re”). See note 15 below for discussion on impairment of The PMI Group, Inc’s (the “Company”) investment in FGIC.

(4)	The Corporate and Other segment includes other income and related operating expenses of PMI Mortgage Services Co.; investment income, interest expense, intercompany eliminations and corporate expenses of the Company; the results of Commercial Loan Insurance Corporation, WMAC Credit Insurance Corporation and equity in earnings(losses) from certain limited partnerships.

(5)	For the quarter and six months ended June 30, 2008, the Company’s equity in earnings (losses) from unconsolidated subsidiaries include CMG Mortgage Insurance Company, CMG Mortgage Reinsurance Company and CMG Mortgage Assurance Company (collectively, “CMG MI”), RAM Re and certain limited partnership interests.

(6)	Other underwriting and operating expenses from the Corporate and Other segment include charges of $2.1 million and $6.5 million (pre-tax) or $1.4 million and $4.5 million (after tax) for share-based compensation expenses in the second quarter and first half of 2008, compared to $3.5 million and $10.6 million (pre-tax) or $2.6 million and $7.6 million (after tax) for the corresponding periods in 2007.

(7)	The loss ratio is expressed as a ratio of losses and loss adjustment expenses (“LAE”) to premiums earned. The expense ratio is expressed as a ratio of the sum of amortization of deferred policy acquisition costs and other underwriting and operating expenses to net premiums written.

(8)	Pool insurance includes modified pool, GSE pool, old pool and all other pool insurance products for U.S. Mortgage Insurance Operations. As of June 30, 2008, we adjusted pool risk in force to appropriately reflect the effect of loan repayments on risk limits.

(9)	The statutory risk-to-capital ratio is for PMI Mortgage Insurance Co. only.

(10)	Interest expense in our Financial Guaranty segment relates to a $50 million surplus note provided to PMI Guaranty by the Company. The surplus note bears interest at an annual rate of 5.85% and is due October 20, 2026. The surplus note and the interest expense are eliminated in the Corporate and Other segment.

(11)	As of data, such as insurance in force, risk in force, policy in force and loans in default, are the same as recent period end in the total column.

(12)	Due to the net loss in this quarter, normally dilutive components of shares outstanding such as stock options were not included in fully diluted shares outstanding as their inclusion would have been anti-dilutive.

(13)	Loss severity is, for a given period, claims paid as a percentage of the total risk in force of loans for which claims were paid.

(14)	PMI’s persistency rate was calculated based upon the percentage of primary insurance in force at the beginning of a 12-month period that remains in force at the end of that period.

(15)	In connection with the preparation of its consolidated financial statements for the first quarter of 2008, the Company determined that its investment in FGIC was other-than-temporarily impaired and reduced the carrying value of its investment in FGIC from $103.6 million at December 31, 2007 to zero. This reduction resulted in an $88.0 million net realized investment loss in the consolidated statement of operations and $15.6 million loss in other comprehensive income in the first quarter. Due to the impairment of its FGIC investment in the first quarter of 2008, the Company did not recognize any equity in earnings (losses) from FGIC in the first and second quarter of 2008.

(16)	Effective January 1, 2008, the Company adopted SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities—Including an Amendment of FASB Statement No. 115 (“SFAS No. 159”). The Company elected to adopt the fair value option for certain corporate debt on the adoption date. The Company’s net income included a $17.0 and $45.7 million gain for the second quarter and first half of 2008, respectively, related to the subsequent measurement of fair value for these debt instruments.

Note:	The interim financial and statistical information contained in this material is unaudited. Certain prior periods’ information has been reclassified to conform to the current periods’ presentation.

The PMI Group, Inc.’s Investor Relations contacts:

Bill Horning	Kosta Karmaniolas
Vice President, Investor Relations	Manager, Investor Relations
(925) 658-6193	(925) 658-6137

THE PMI GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)
	(Dollars and shares in thousands, except per share data)
Net premiums written
Revenues	$247,374	$255,977	$502,699	$500,028

Premiums earned	$260,078	$242,337	$522,043	$478,698
Net gains from credit default swaps	9,550	1,579	10,350	3,407
Net investment income	61,053	51,119	119,366	103,758
Net realized investment (losses) gains	(19,711)	414	31,299	1,992
Change in fair value of certain debt instruments (16)	16,957	—	45,665	—
Impairment of unconsolidated subsidiary (15)	—	—	(87,981)	—
Other income	2,669	4,172	5,754	6,254

Total revenues	330,596	299,621	646,496	594,109

Losses and expenses
Losses and loss adjustment expenses	605,004	146,160	1,184,798	255,480
Amortization of deferred policy acquisition costs	12,031	17,010	21,927	33,455
Other underwriting and operating expenses (6)	64,447	59,773	123,367	122,474
Interest expense	9,835	8,398	18,198	16,657

Total losses and expenses	691,317	231,341	1,348,290	428,066

(Loss) income before equity in (losses) earnings from unconsolidated subsidiaries and income taxes	(360,721)	68,280	(701,794)	166,043
Equity in (losses) earnings from unconsolidated subsidiaries (5)	(21,456)	35,748	(54,933)	72,257

(Loss) income before income taxes	(382,177)	104,028	(756,727)	238,300
Income tax (benefit) expense	(135,891)	20,195	(236,477)	52,434

Net (loss) income	$(246,286)	$83,833	$(520,250)	$185,866

Diluted net (loss) income per share	$(3.03)	$0.95	$(6.41)	$2.11

Reconciliation of (losses) earnings per share
Net (loss) income	$(246,286)	$83,833	$(520,250)	$185,866

Net (loss) income adjusted for diluted earnings per share calculation	$(246,286)	$83,833	$(520,250)	$185,866

Share data:
Basic weighted average common shares outstanding	81,223	86,819	81,214	86,893
Stock options and other dilutive components (12)	—	1,171	—	1,178

Diluted weighted average common shares outstanding (12)	81,223	87,990	81,214	88,071

THE PMI GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	June 30, 2008	December 31, 2007	June 30, 2007
	(Unaudited)	(Audited)	(Unaudited)
	(Dollars and shares in thousands, except per share data)
Assets
Investments:
Fixed income securities	$3,846,333	$3,266,693	$3,060,369
Equity securities:
Common	12,484	159,936	186,758
Preferred	263,556	299,630	261,534
Short term investments	2,277	2,892	4,299

Total investments	$4,124,650	$3,729,151	$3,512,960
Cash and cash equivalents	508,319	427,912	561,097
Investments in unconsolidated subsidiaries	151,226	309,800	1,133,727
Reinsurance recoverables	314,615	36,917	3,470
Deferred policy acquisition costs	69,969	59,711	93,178
Property, equipment and software, net of accumulated depreciation and amortization	155,440	161,762	169,740
Other assets	396,938	345,187	227,887

Total assets	$5,721,157	$5,070,440	$5,702,059

Liabilities
Reserve for losses and loss adjustment expenses	$2,289,374	$1,242,599	$506,951
Unearned premiums	631,483	611,247	571,804
Debt	604,694	496,593	496,593
Other liabilities	187,021	207,039	366,506

Total liabilities	3,712,572	2,557,478	1,941,854
Shareholders’ equity
Common stock	1,193	1,193	1,193
Additional paid-in capital, treasury stock and retained earnings	1,715,843	2,196,692	3,474,734
Accumulated other comprehensive income, net of deferred taxes	291,549	315,077	284,278

Total shareholders’ equity	2,008,585	2,512,962	3,760,205

Total liabilities and shareholders’ equity	$5,721,157	$5,070,440	$5,702,059

Basic shares issued and outstanding	81,245	81,120	86,513

Book value per share	$24.72	$30.98	$43.46

THE PMI GROUP, INC. AND SUBSIDIARIES

BUSINESS SEGMENTS RESULTS OF OPERATIONS - THREE MONTHS ENDED JUNE 30, 2008 AND 2007

	U.S. Mortgage Insurance Operations (1)	International Operations (2)	Financial Guaranty (3)	Corporate and Other (4)	Consolidated Total
	Three Months Ended June 30, 2008 (Unaudited)
	(Dollars in thousands)
Net premiums written	$196,063	$51,036	$270	$5	$247,374

Revenues
Premiums earned	$203,635	$55,552	$880	$11	$260,078
Net gains from credit default swaps	—	9,550	—	—	9,550
Net investment income	29,255	27,763	2,009	2,026	61,053
Net realized investment losses	(12,900)	(2,172)	(4,636)	(3)	(19,711)
Change in fair value of certain debt instruments (16)	—	—	—	16,957	16,957
Other (loss) income	(91)	(559)	—	3,319	2,669

Total revenues	219,899	90,134	(1,747)	22,310	330,596

Losses and expenses
Losses and loss adjustment expenses	552,476	25,848	26,680	—	605,004
Amortization of deferred policy acquisition costs	3,819	4,612	3,600	—	12,031
Other underwriting and operating expenses (6)	24,159	17,529	1,614	21,145	64,447
Interest expense (income) (10)	29	(77)	731	9,152	9,835

Total losses and expenses	580,483	47,912	32,625	30,297	691,317

(Loss) income before equity in earnings (losses) from unconsolidated subsidiaries and income taxes	(360,584)	42,222	(34,372)	(7,987)	(360,721)
Equity in earnings (losses) from unconsolidated subsidiaries (5)	2,986	—	(24,321)	(121)	(21,456)

(Loss) income before income taxes	(357,598)	42,222	(58,693)	(8,108)	(382,177)
Income tax (benefit) expense	(131,739)	11,119	(12,587)	(2,684)	(135,891)

Net (loss) income	$(225,859)	$31,103	$(46,106)	$(5,424)	$(246,286)

Loss ratio (7)	271.3%	46.5%
Expense ratio (7)	14.3%	43.4%
Combined ratio	285.6%	89.9%

	Three Months Ended June 30, 2007 (Unaudited)
	(Dollars in thousands)
Net premiums written	$189,180	$65,376	$1,414	$7	$255,977

Revenues
Premiums earned	$195,385	$46,384	$552	$16	$242,337
Net gains from credit default swaps	—	1,579	—	—	1,579
Net investment income	25,966	20,581	2,314	2,258	51,119
Net realized investment gains (losses)	981	53	—	(620)	414
Other income (loss)	17	(614)	—	4,769	4,172

Total revenues	222,349	67,983	2,866	6,423	299,621

Losses and expenses
Losses and loss adjustment expenses	134,384	11,776	—	—	146,160
Amortization of deferred policy acquisition costs	12,610	4,131	269	—	17,010
Other underwriting and operating expenses (6)	26,759	12,657	432	19,925	59,773
Interest expense (10)	39	—	732	7,627	8,398

Total losses and expenses	173,792	28,564	1,433	27,552	231,341

Income (loss) before equity in earnings from unconsolidated subsidiaries and income taxes	48,557	39,419	1,433	(21,129)	68,280
Equity in earnings from unconsolidated subsidiaries (5)	4,617	—	30,842	289	35,748

Income (loss) before income taxes	53,174	39,419	32,275	(20,840)	104,028
Income taxes (benefit)	11,627	11,322	3,261	(6,015)	20,195

Net income (loss)	$41,547	$28,097	$29,014	$(14,825)	$83,833

Loss ratio (7)	68.8%	25.4%
Expense ratio (7)	20.8%	25.7%
Combined ratio	89.6%	51.1%

THE PMI GROUP, INC. AND SUBSIDIARIES

BUSINESS SEGMENTS RESULTS OF OPERATIONS - SIX MONTHS ENDED JUNE 30, 2008 AND 2007

	U.S. Mortgage Insurance Operations (1)	International Operations (2)	Financial Guaranty (3)	Corporate and Other (4)	Consolidated Total
	Six Months Ended June 30, 2008 (Unaudited)
	(Dollars in thousands)
Net premiums written	$401,061	$101,321	$304	$13	$502,699

Revenues
Premiums earned	$411,459	$109,269	$1,292	$23	$522,043
Net gains from credit default swaps	—	10,350	—	—	10,350
Net investment income	57,255	54,635	4,239	3,237	119,366
Net realized investment gains (losses)	28,651	7,298	(4,636)	(14)	31,299
Change in fair value of certain debt instruments (16)	—	—	—	45,665	45,665
Impairment of unconsolidated subsidiary (15)	—	—	(87,981)	—	(87,981)
Other (loss) income	(167)	(641)	—	6,562	5,754

Total revenues	497,198	180,911	(87,086)	55,473	646,496

Losses and expenses
Losses and loss adjustment expenses	1,089,509	65,523	29,766	—	1,184,798
Amortization of deferred policy acquisition costs	8,070	9,946	3,911	—	21,927
Other underwriting and operating expenses (6)	46,498	34,391	3,050	39,428	123,367
Interest expense (income) (10)	61	(77)	1,462	16,752	18,198

Total losses and expenses	1,144,138	109,783	38,189	56,180	1,348,290

(Loss) income before equity in earnings (losses) from unconsolidated subsidiaries and income taxes	(646,940)	71,128	(125,275)	(707)	(701,794)
Equity in earnings (losses) from unconsolidated subsidiaries (5)	5,866	—	(60,557)	(242)	(54,933)

(Loss) income before income taxes	(641,074)	71,128	(185,832)	(949)	(756,727)
Income tax (benefit) expense	(242,738)	22,249	(15,488)	(500)	(236,477)

Net (loss) income	$(398,336)	$48,879	$(170,344)	$(449)	$(520,250)

Loss ratio (7)	264.8%	60.0%
Expense ratio (7)	13.6%	43.8%
Combined ratio	278.4%	103.8%

	Six Months Ended June 30, 2007 (Unaudited)
	(Dollars in thousands)
Net premiums written	$385,096	$108,758	$6,155	$19	$500,028

Revenues
Premiums earned	$389,144	$88,766	$759	$29	$478,698
Net gains from credit default swaps	—	3,407	—	—	3,407
Net investment income	54,288	39,745	4,635	5,090	103,758
Net realized investment gains (losses)	3,248	90	—	(1,346)	1,992
Other income (loss)	4	(225)	—	6,475	6,254

Total revenues	446,684	131,783	5,394	10,248	594,109

Losses and expenses
Losses and loss adjustment expenses	227,168	28,312	—	—	255,480
Amortization of deferred policy acquisition costs	25,192	7,892	371	—	33,455
Other underwriting and operating expenses (6)	54,420	23,230	886	43,938	122,474
Interest expense (10)	39	6	1,463	15,149	16,657

Total losses and expenses	306,819	59,440	2,720	59,087	428,066

Income (loss) before equity in earnings from unconsolidated subsidiaries and income taxes	139,865	72,343	2,674	(48,839)	166,043
Equity in earnings from unconsolidated subsidiaries (5)	9,478	—	62,545	234	72,257

Income (loss) before income taxes	149,343	72,343	65,219	(48,605)	238,300
Income taxes (benefit)	38,920	21,120	6,341	(13,947)	52,434

Net income (loss)	$110,423	$51,223	$58,878	$(34,658)	$185,866

Loss ratio (7)	58.4%	31.9%
Expense ratio (7)	20.7%	28.6%
Combined ratio	79.1%	60.5%

THE PMI GROUP, INC. AND SUBSIDIARIES

BUSINESS SEGMENTS BALANCE SHEETS

	U.S. Mortgage Insurance Operations (1)	International Operations (2)	Financial Guaranty (3)	Corporate and Other (4)	Consolidated Total
	June 30, 2008 (Unaudited)
	(Dollars in thousands)
Assets
Investments:
Fixed income securities	$1,960,626	$1,718,020	$117,607	$50,080	$3,846,333
Equity securities:
Common	10,927	570	—	987	12,484
Preferred	243,459	—	20,097	—	263,556
Short term investments	977	—	—	1,300	2,277

Total investments	$2,215,989	$1,718,590	$137,704	$52,367	$4,124,650
Cash and cash equivalents	106,317	147,947	29,276	224,779	508,319
Investments in unconsolidated subsidiaries	135,580	—	—	15,646	151,226
Reinsurance recoverables	313,549	1,066	—	—	314,615
Deferred policy acquisition costs	22,532	47,437	—	—	69,969
Property, equipment and software, net of accumulated depreciation and amortization	70,330	6,906	162	78,042	155,440
Other assets (liabilities)	264,577	70,678	67,520	(5,837)	396,938

Total assets	$3,128,874	$1,992,624	$234,662	$364,997	$5,721,157

Liabilities
Reserve for losses and loss adjustment expenses	$2,132,632	$149,501	$7,241	$—	$2,289,374
Unearned premiums	96,739	533,906	820	18	631,483
Debt	—	—	50,000	554,694	604,694
Other liabilities (assets)	115,973	75,273	2,897	(7,122)	187,021

Total liabilities	2,345,344	758,680	60,958	547,590	3,712,572
Shareholders’ equity
Common stock, additional paid-in capital, treasury stock and retained earnings	799,781	916,247	178,043	(177,035)	1,717,036
Accumulated other comprehensive (loss) income, net of deferred taxes	(16,251)	317,697	(4,339)	(5,558)	291,549

Total shareholders’ equity (deficit)	783,530	1,233,944	173,704	(182,593)	2,008,585

Total liabilities and shareholders’ equity	$3,128,874	$1,992,624	$234,662	$364,997	$5,721,157

	December 31, 2007 (Audited)
	(Dollars in thousands)
Assets
Investments:
Fixed income securities	$1,531,606	$1,514,198	$167,915	$52,974	$3,266,693
Equity securities:
Common	116,005	42,689	—	1,242	159,936
Preferred	277,165	—	22,465	—	299,630
Short term investments	951	641	—	1,300	2,892

Total investments	$1,925,727	$1,557,528	$190,380	$55,516	$3,729,151
Cash and cash equivalents	229,446	135,702	11,252	51,512	427,912
Investments in unconsolidated subsidiaries	131,225	—	163,661	14,914	309,800
Reinsurance recoverables	35,930	987	—	—	36,917
Deferred policy acquisition costs	10,474	45,327	3,910	—	59,711
Property, equipment and software, net of accumulated depreciation and amortization	75,884	6,549	187	79,142	161,762
Other assets	188,018	54,594	52,918	49,657	345,187

Total assets	$2,596,704	$1,800,687	$422,308	$250,741	$5,070,440

Liabilities
Reserve for losses and loss adjustment expenses	$1,133,080	$106,869	$2,650	$—	$1,242,599
Unearned premiums	107,200	497,309	6,709	29	611,247
Debt	—	—	50,000	446,593	496,593
Other liabilities (assets)	129,246	75,416	2,892	(515)	207,039

Total liabilities	1,369,526	679,594	62,251	446,107	2,557,478
Shareholders’ equity
Common stock, additional paid-in capital, treasury stock and retained earnings	1,173,202	866,585	348,388	(190,290)	2,197,885
Accumulated other comprehensive income (loss), net of deferred taxes	53,976	254,508	11,669	(5,076)	315,077

Total shareholders’ equity (deficit)	1,227,178	1,121,093	360,057	(195,366)	2,512,962

Total liabilities and shareholders’ equity	$2,596,704	$1,800,687	$422,308	$250,741	$5,070,440

THE PMI GROUP, INC. AND SUBSIDIARIES

U.S. MORTGAGE INSURANCE OPERATIONS SEGMENT (1) RESULTS OF OPERATIONS AND BALANCE SHEETS

	2008			2007
Income Statement Components - Quarter Ended	6/30/2008	3/31/2008	Total	12/31/2007	9/30/2007	6/30/2007	3/31/2007	Total
	(Dollars in thousands)			(Dollars in thousands)
Revenues
Premiums written:
Gross premiums written	$251,677	$262,870	$514,547	$258,026	$266,545	$236,412	$240,430	$1,001,413
Ceded and refunded premiums, net of assumed premiums	(55,614)	(57,872)	(113,486)	(57,773)	(52,147)	(47,232)	(44,514)	(201,666)

Net premiums written	196,063	204,998	401,061	200,253	214,398	189,180	195,916	799,747
Change in unearned premiums	7,572	2,826	10,398	6,001	(8,859)	6,205	(2,157)	1,190

Premiums earned	$203,635	$207,824	$411,459	$206,254	$205,539	$195,385	$193,759	$800,937
Net investment income	29,255	28,000	57,255	27,281	28,786	25,966	28,322	110,355
Net realized investment (losses) gains	(12,900)	41,551	28,651	(1,526)	2,865	981	2,267	4,587
Other (loss) income	(91)	(76)	(167)	(86)	167	17	(13)	85

Total revenues	219,899	277,299	497,198	231,923	237,357	222,349	224,335	915,964

Losses and expenses
Losses and loss adjustment expenses	552,476	537,033	1,089,509	520,611	348,314	134,384	92,784	1,096,093
Amortization of deferred policy acquisition costs	3,819	4,251	8,070	46,213	12,809	12,610	12,582	84,214
Other underwriting and operating expenses	24,159	22,339	46,498	22,717	18,420	26,759	27,661	95,557
Interest expense	29	32	61	33	36	39	—	108

Total losses and expenses	580,483	563,655	1,144,138	589,574	379,579	173,792	133,027	1,275,972

(Loss) income before equity in earnings from unconsolidated subsidiaries and income taxes	(360,584)	(286,356)	(646,940)	(357,651)	(142,222)	48,557	91,308	(360,008)
Equity in earnings from unconsolidated subsidiaries	2,986	2,880	5,866	3,474	4,167	4,617	4,861	17,119

(Loss) income before income taxes	(357,598)	(283,476)	(641,074)	(354,177)	(138,055)	53,174	96,169	(342,889)
Income tax (benefit) expense	(131,739)	(110,999)	(242,738)	(118,160)	(72,833)	11,627	27,293	(152,073)

Net (loss) income	$(225,859)	$(172,477)	$(398,336)	$(236,017)	$(65,222)	$41,547	$68,876	$(190,816)

Loss ratio (7)	271.3%	258.4%	264.8%	252.4%	169.5%	68.8%	47.9%	136.9%
Expense ratio (7)	14.3%	13.0%	13.6%	34.4%	14.6%	20.8%	20.5%	22.5%
Combined ratio	285.6%	271.4%	278.4%	286.8%	184.1%	89.6%	68.4%	159.4%

Balance Sheet Components - As of Quarter End	6/30/2008	3/31/2008		12/31/2007	9/30/2007	6/30/2007	3/31/2007
	(Dollars in thousands)			(Dollars in thousands)
Assets
Investments:
Fixed income securities	$1,960,626	$1,746,902		$1,531,606	$1,567,122	$1,523,285	$1,540,150
Equity securities:
Common	10,927	14,159		116,005	135,738	141,255	129,096
Preferred	243,459	260,646		277,165	283,051	236,403	229,948
Short term investments	977	951		951	951	947	930

Total investments	$2,215,989	$2,022,658		$1,925,727	$1,986,862	$1,901,890	$1,900,124
Cash and cash equivalents	106,317	285,074		229,446	91,460	165,114	262,327
Investments in unconsolidated subsidiaries	135,580	133,664		131,225	127,206	122,072	137,041
Reinsurance recoverables	313,549	123,864		35,930	3,782	2,554	2,669
Deferred policy acquisition costs	22,532	15,992		10,474	43,344	43,906	43,193
Property, equipment and software, net of accumulated depreciation and amortization	70,330	73,832		75,884	80,170	83,293	84,448
Other assets	264,577	242,679		188,018	186,915	139,745	124,958

Total assets	$3,128,874	$2,897,763		$2,596,704	$2,519,739	$2,458,574	$2,554,760

Liabilities
Reserve for losses and loss adjustment expenses	$2,132,632	$1,589,253		$1,133,080	$698,238	$444,594	$386,036
Unearned premiums	96,739	104,674		107,200	112,634	103,331	108,968
Other liabilities	115,973	185,738		129,246	205,749	265,268	347,720

Total liabilities	2,345,344	1,879,665		1,369,526	1,016,621	813,193	842,724
Shareholder’s equity
Common stock, additional paid-in capital and retained earnings	799,781	1,026,508		1,173,202	1,422,818	1,564,260	1,627,452
Accumulated other comprehensive (loss) income, net of deferred taxes	(16,251)	(8,410)		53,976	80,300	81,121	84,584

Total shareholder’s equity	783,530	1,018,098		1,227,178	1,503,118	1,645,381	1,712,036

Total liabilities and shareholder’s equity	$3,128,874	$2,897,763		$2,596,704	$2,519,739	$2,458,574	$2,554,760

THE PMI GROUP, INC. AND SUBSIDIARIES

U.S. MORTGAGE INSURANCE OPERATIONS PORTFOLIO CHARACTERISTICS (1)

	2008			2007
	6/30/2008	3/31/2008	Total	12/31/2007	9/30/2007	6/30/2007	3/31/2007	Total
	(Dollars in millions)			(Dollars in millions)
New Insurance Written
Flow insurance written	$4,364	$5,952	$10,316	$8,701	$11,091	$10,268	$7,524	$37,584
Structured insurance written	184	167	351	369	3,404	1,337	3,439	8,549

Primary new insurance written	$4,548	$6,119	$10,667	$9,070	$14,495	$11,605	$10,963	$46,133

Primary new risk written	$985	$1,417	$2,402	$2,215	$3,533	$2,806	$2,920	$11,474
Pool new insurance written (8)	$—	$274	$274	$968	$1,953	$5,270	$6,188	$14,379
Pool new risk written (8)	$—	$4	$4	$14	$41	$122	$178	$355
Product mix as a % of primary new insurance written:
High LTV (above 97% LTV’s)	4%	15%	10%	21%	31%	35%	36%	32%
95.01% to 97% LTV’s	5%	2%	3%	2%	2%	3%	3%	3%
90.01% to 95% LTV’s	22%	23%	22%	26%	26%	21%	22%	24%
85.01% to 90% LTV’s	49%	44%	46%	40%	30%	31%	27%	31%
85% and below	20%	16%	18%	11%	11%	10%	12%	10%
Less than A quality loans	1%	4%	3%	8%	12%	10%	9%	10%
Alt-A loans	8%	13%	11%	15%	22%	32%	38%	27%
Interest only loans	6%	8%	7%	12%	18%	24%	26%	20%
Payment option ARMS	0%	0%	0%	1%	2%	3%	3%	3%
ARMs	2%	2%	2%	3%	8%	8%	16%	9%
Monthlies	97%	98%	97%	98%	86%	98%	95%	94%
Refinances	41%	45%	43%	36%	31%	38%	47%	37%
Structured transactions	4%	3%	3%	4%	23%	12%	31%	19%

THE PMI GROUP, INC. AND SUBSIDIARIES

U.S. MORTGAGE INSURANCE OPERATIONS PORTFOLIO CHARACTERISTICS (2)

	2008		2007
	6/30/2008	3/31/2008	12/31/2007	9/30/2007	6/30/2007	3/31/2007
	(Dollars in millions, except loan size)
Primary Insurance and Risk in Force
Primary insurance in force
Flow	$103,626	$103,860	$102,410	$98,105	$91,864	$87,184
Structured transactions	19,525	20,403	21,213	21,864	19,803	19,701

Total	$123,151	$124,263	$123,623	$119,969	$111,667	$106,885

Primary risk in force
Flow	$25,983	$26,156	$25,852	$24,754	$23,075	$21,837
Structured transactions	4,650	4,896	5,115	5,324	5,016	5,138

Total	$30,633	$31,052	$30,967	$30,078	$28,091	$26,975

Pool risk in force (8)	$2,812	$3,443	$3,464	$3,476	$3,461	$3,373
Primary risk in force - credit score distribution
Flow
620 or above	93.4%	93.2%	93.1%	93.1%	93.6%	93.8%
619-575	5.1%	5.3%	5.3%	5.3%	5.0%	4.9%
574 or below	1.5%	1.5%	1.6%	1.6%	1.4%	1.3%
Structured transactions
620 or above	86.2%	86.2%	86.1%	86.1%	85.4%	85.3%
619-575	8.7%	8.7%	8.8%	8.8%	9.2%	9.2%
574 or below	5.1%	5.1%	5.1%	5.1%	5.4%	5.5%
Total
620 or above	92.4%	92.1%	91.9%	91.9%	92.1%	92.2%
619-575	5.6%	5.8%	5.9%	5.9%	5.8%	5.7%
574 or below	2.0%	2.1%	2.2%	2.2%	2.1%	2.1%
Primary average loan size (in thousands)
Flow	$157.0	$155.6	$153.7	$150.6	$146.6	$142.8
Structured transactions	$160.3	$160.8	$161.7	$162.0	$159.6	$159.2
Total	$157.5	$156.4	$155.0	$152.6	$148.7	$145.5
Loss severity (13) - primary (quarterly)
Flow	98.8%	95.7%	95.5%	90.6%	87.9%	88.5%
Structured transactions	98.2%	98.9%	94.6%	92.0%	92.5%	90.3%
Total	98.6%	96.9%	95.2%	91.1%	89.3%	89.0%
Persistency (14)
Primary persistency rate	79.6%	77.6%	75.5%	73.3%	71.7%	70.7%
Risk-to-capital ratio (9)	12.6 to 1	12.0 to 1	10.8 to 1	9.6 to 1	8.6 to 1	8.3 to 1

THE PMI GROUP, INC. AND SUBSIDIARIES

U.S. MORTGAGE INSURANCE OPERATIONS PORTFOLIO CHARACTERISTICS (3)

	6/30/2008		12/31/2007		6/30/2007
Policy Year As a Percentage of Primary Risk in Force (RIF)	Primary Risk in Force	Percent of Total	Primary Risk in Force	Percent of Total	Primary Risk in Force	Percent of Total
	(In millions)		(In millions)		(In millions)
Prior to 1999	$384	1.3%	$436	1.4%	$494	1.7%
1999	289	0.9%	312	1.0%	337	1.2%
2000	131	0.4%	144	0.5%	161	0.6%
2001	480	1.6%	539	1.7%	606	2.2%
2002	1,048	3.4%	1,173	3.8%	1,325	4.7%
2003	2,827	9.2%	3,174	10.2%	3,562	12.7%
2004	2,996	9.8%	3,344	10.8%	3,831	13.6%
2005	4,370	14.3%	4,829	15.6%	5,445	19.4%
2006	5,618	18.3%	6,191	20.0%	6,764	24.1%
2007	10,164	33.2%	10,825	35.0%	5,566	19.8%
2008	2,326	7.6%	—	0.0%	—	0.0%

Total	$30,633		$30,967		$28,091

	6/30/2008		12/31/2007		6/30/2007
	% of Primary RIF	Primary Default Rate	% of Primary RIF	Primary Default Rate	% of Primary RIF	Primary Default Rate
Top 10 States as a Percentage of Primary Risk in Force, (Ranking based on 6/30/08 RIF)
Florida	10.8%	18.2%	10.8%	10.6%	10.8%	5.1%
California	8.4%	18.0%	8.1%	10.9%	7.3%	5.3%
Texas	7.2%	6.9%	7.2%	6.0%	7.1%	5.0%
Illinois	5.0%	10.8%	5.0%	8.2%	5.1%	5.8%
Georgia	4.7%	10.6%	4.7%	9.5%	4.7%	7.3%
Ohio	3.8%	11.4%	3.8%	10.8%	4.1%	8.9%
New York	3.7%	8.2%	3.6%	6.8%	3.7%	5.5%
Pennsylvania	3.3%	8.4%	3.3%	7.5%	3.5%	5.8%
Washington	3.1%	5.4%	3.1%	3.6%	2.9%	2.6%
New Jersey	3.0%	10.6%	3.0%	7.5%	3.1%	5.1%

	2008		2007
	6/30/2008	3/31/2008	12/31/2007	9/30/2007	6/30/2007	3/31/2007
As a Percentage of Primary Risk in Force - loan to value ratios
High LTV (above 97% LTV’s)	24.0%	24.4%	24.6%	23.9%	22.4%	20.3%
95.01% to 97% LTV’s	3.9%	3.8%	3.8%	4.0%	4.3%	4.5%
90.01% to 95% LTV’s	29.3%	29.4%	29.5%	29.3%	29.4%	30.1%
85.01% to 90% LTV’s	35.7%	35.3%	35.0%	34.9%	35.7%	36.5%
85% and below	7.1%	7.1%	7.1%	7.9%	8.2%	8.6%
As a Percentage of Primary Risk in Force:
Less-than-A quality (FICO scores below 620)	7.7%	7.9%	8.1%	8.1%	7.9%	7.8%
Less-than-A quality (FICO scores below 575) (A)	2.0%	2.1%	2.2%	2.2%	2.1%	2.1%
Alt-A Loans:
With FICO scores of 660 and above	19.0%	19.4%	19.6%	20.0%	19.3%	18.3%
With FICO scores below 660 and above 619	2.9%	3.0%	3.2%	3.4%	3.7%	3.8%

Total Alt-A Loans	21.9%	22.4%	22.8%	23.4%	23.0%	22.1%
ARMs (B)	11.6%	12.1%	12.8%	14.1%	16.0%	17.7%
Interest Only (C)	13.8%	14.0%	14.2%	14.2%	13.6%	12.1%
Payment Option ARMs	3.7%	3.7%	3.8%	3.9%	4.2%	4.3%

(A)	Less-than-A quality loans with FICO scores below 575 is a subset of PMI’s less-than-A quality loan portfolio.

(B)	Approximately 2.9% and 1.1% of RIF are subject to initial payment adjustment in 2008 and 2009, respectively.

(C)	Approximately 97.8% and 94.7% of interest only loans written in 2007 and the first six months of 2008, respectively, have an initial deferral period of 5 years or greater.

THE PMI GROUP, INC. AND SUBSIDIARIES

U.S. MORTGAGE INSURANCE OPERATIONS DEFAULT INFORMATION

	2008			2007
	6/30/2008	3/31/2008	Total (11)	12/31/2007	9/30/2007	6/30/2007	3/31/2007	Total (11)
	(Dollars in millions, except claim size)			(Dollars in millions, except claim size)
Primary loans, defaults and default rates
Primary policies in force	781,867	794,323	781,867	797,419	786,301	750,835	734,431	797,419
Primary loans in default	80,895	69,718	80,895	63,197	50,742	42,349	39,206	63,197
Primary default rate	10.35%	8.78%	10.35%	7.93%	6.45%	5.64%	5.34%	7.93%
Flow only default rate	9.26%	7.57%	9.26%	6.74%	5.38%	4.70%	4.54%	6.74%
Structured transactions only default rate	16.25%	15.14%	16.25%	13.92%	11.65%	10.37%	9.29%	13.92%
Pool default rate	10.76%	9.20%	10.76%	7.76%	6.18%	5.17%	4.82%	7.76%
Primary default rates by loan type
Alt-A loans	21.67%	17.47%	21.67%	13.86%	9.92%	7.32%	6.06%	13.86%
Less than A quality loans	23.27%	20.74%	23.27%	20.21%	17.27%	16.83%	16.94%	20.21%
Above 97s	12.39%	10.18%	12.39%	9.11%	6.98%	6.02%	5.74%	9.11%
ARMs (excluding 2/28 Hybrid ARMs)	23.41%	19.03%	23.41%	15.48%	11.74%	9.72%	8.43%	15.48%
2/28 Hybrid ARMs	45.38%	42.95%	45.38%	38.62%	31.00%	22.06%	18.08%	38.62%
Payment option ARMs	26.72%	19.59%	26.72%	14.46%	9.28%	6.32%	4.34%	14.46%
Interest Only	19.25%	15.04%	19.25%	10.98%	7.11%	5.02%	4.15%	10.98%
Claims paid (in millions)
Primary claims paid - flow	$117.2	$93.0	$210.2	$71.0	$57.7	$46.7	$46.9	$222.3
Primary claims paid - structured transactions	71.8	59.9	131.7	34.7	29.4	21.6	18.4	104.1
Supplemental and other	0.9	1.8	2.7	3.5	0.6	(0.5)	(0.4)	3.2

Total primary claims paid	189.9	154.7	344.6	109.2	87.7	67.8	64.9	329.6
Total pool and other	2.8	7.9	10.7	5.3	4.9	4.5	4.4	19.1

Total claims paid	192.7	162.6	355.3	114.5	92.6	72.3	69.3	348.7
Loss adjustment expenses	6.1	6.2	12.3	3.4	3.3	3.4	3.5	13.6

Total claims paid including loss adjustment expenses	$198.8	$168.8	$367.6	$117.9	$95.9	$75.7	$72.8	$362.3
Number of primary claims paid	4,329	3,722	8,051	2,889	2,675	2,336	2,362	10,262
Average primary claim size (in thousands)	$43.9	$41.6	$42.8	$37.8	$32.8	$29.0	$27.5	$32.1
Captive reinsurance arrangements
Percentage of flow NIW subject to captive reinsurance arrangements	50.8%	68.4%	60.9%	74.3%	64.2%	60.9%	49.2%	62.7%
Percentage of primary NIW subject to captive reinsurance arrangements	48.7%	66.5%	58.9%	71.3%	49.1%	53.9%	34.0%	51.1%
Percentage of primary IIF subject to captive reinsurance arrangements	53.0%	53.0%	53.0%	52.2%	50.2%	50.3%	51.0%	52.2%
Percentage of primary RIF subject to captive reinsurance arrangements	53.1%	53.1%	53.1%	52.3%	50.2%	50.2%	50.8%	52.3%

THE PMI GROUP, INC. AND SUBSIDIARIES

U.S. MORTGAGE INSURANCE OPERATIONS ANALYSIS OF LOSS RESERVES

Loss Reserve Analysis	2008		2007
	6/30/2008	3/31/2008	12/31/2007	9/30/2007	6/30/2007	3/31/2007
	(Dollars in millions)		(Dollars in millions)
Beginning reserves for losses and LAE at January 1,	$1,133.1	$1,133.1	$366.2	$366.2	$366.2	$366.2
Reinsurance recoverables	(35.9)	(35.9)	(2.9)	(2.9)	(2.9)	(2.9)

Net balance at January 1,	1,097.2	1,097.2	363.3	363.3	363.3	363.3
Loss and LAE incurred (principally with respect to defaults occurring in):
Current year	843.6	363.2	894.4	419.6	181.5	80.1
Prior years	245.9	173.8	201.7	155.9	45.7	12.7

Total incurred	1,089.5	537.0	1,096.1	575.5	227.2	92.8
Loss and LAE payments (principally with respect to defaults occurring in):
Current year	(5.5)	(0.1)	(43.6)	(12.3)	(1.0)	(0.1)
Prior years	(362.1)	(168.7)	(318.6)	(232.1)	(147.5)	(72.7)

Total payments	(367.6)	(168.8)	(362.2)	(244.4)	(148.5)	(72.8)
Net ending balance	1,819.1	1,465.4	1,097.2	694.4	442.0	383.3
Reinsurance recoverables (A)	313.5	123.9	35.9	3.8	2.6	2.7

Ending reserves for losses and LAE	$2,132.6	$1,589.3	$1,133.1	$698.2	$444.6	$386.0

Loss Reserves by Book Year		6/30/2008	3/31/2008	12/31/2007	12/31/2006	12/31/2005
		(Dollars in thousands)		(Dollars in thousands)
2002 and prior		$125,014	$134,477	$117,987	$103,053	$149,157
2003		101,505	95,622	87,713	65,107	80,443
2004		152,214	133,461	119,017	76,606	80,865
2005		371,433	298,904	238,077	83,339	35,071
2006		633,559	462,662	345,918	38,077	—
2007		725,815	461,633	224,368	—	—
2008		23,092	2,494	—	—	—

Total Loss Reserves		$2,132,632	$1,589,253	$1,133,080	$366,182	$345,536

	6/30/2008		3/31/2008		12/31/2007		9/30/2007		6/30/2007
	Loans in Default	Reserve for Losses and LAE	Loans in Default	Reserve for Losses and LAE	Loans in Default	Reserve for Losses and LAE	Loans in Default	Reserve for Losses and LAE	Loans in Default	Reserve for Losses and LAE
	(Dollars in millions)
Primary insurance	80,895	$2,037.4	69,718	$1,498.9	63,197	$1,054.3	50,742	$651.2	42,349	$402.8
Pool insurance (8)	37,640	95.2	33,536	90.4	29,143	78.8	23,789	47.0	20,238	41.8

Total	118,535	$2,132.6	103,254	$1,589.3	92,340	$1,133.1	74,531	$698.2	62,587	$444.6

(A)	Reinsurance recoverables includes captive reinsurance agreements and other reinsurance and other reinsurance recoverables.

THE PMI GROUP, INC. AND SUBSIDIARIES

CMG MORTGAGE INSURANCE COMPANY STATISTICAL INFORMATION

	2008			2007
	6/30/2008	3/31/2008	Total (11)	12/31/2007	9/30/2007	6/30/2007	3/31/2007	Total (11)
	(Dollars in millions, except claims paid and claim size)
Primary new insurance written	$1,877	$1,353	$3,230	$1,389	$1,621	$1,566	$1,053	$5,629
Primary insurance in force	$20,627	$19,530	$20,627	$18,942	$18,265	$17,415	$16,670	$18,942
Primary risk in force	$5,137	$4,871	$5,137	$4,721	$4,532	$4,292	$4,085	$4,721
Policies in force	134,451	129,032	134,451	126,342	123,164	118,933	115,224	126,342
Primary loans in default	2,157	1,832	2,157	1,796	1,516	1,259	1,130	1,796
Primary default rate	1.60%	1.42%	1.60%	1.42%	1.23%	1.06%	0.98%	1.42%
Persistency	82.6%	81.6%	82.6%	81.6%	80.7%	79.2%	78.5%	81.6%
Primary claims paid (in thousands)	$6,051	$4,033	$10,084	$3,726	$3,235	$2,392	$2,131	$11,484
Number of primary claims paid	173	118	291	112	116	83	75	386
Average primary claim size (in thousands)	$35.0	$34.2	$34.7	$33.3	$27.9	$28.8	$28.4	$29.8

THE PMI GROUP, INC. AND SUBSIDIARIES

INTERNATIONAL OPERATIONS SEGMENT (2) RESULTS OF OPERATIONS AND BALANCE SHEETS

	2008			2007
Income Statement Components - Quarter Ended	6/30/2008	3/31/2008	Total	12/31/2007	9/30/2007	6/30/2007	3/31/2007	Total
	(U.S. dollars in thousands)			(U.S. dollars in thousands)
Net premiums written	$51,036	$50,285	$101,321	$62,817	$62,109	$65,376	$43,382	$233,684

Revenues
Premiums earned	$55,552	$53,717	$109,269	$52,940	$50,839	$46,384	$42,382	$192,545
Net gains (losses) from credit default swaps	9,550	800	10,350	(9,483)	(8,371)	1,579	1,828	(14,447)
Net investment income	27,763	26,872	54,635	23,905	22,366	20,581	19,164	86,016
Net realized investment (losses) gains	(2,172)	9,470	7,298	183	(231)	53	37	42
Other (loss) income	(559)	(82)	(641)	476	577	(614)	389	828

Total revenues	90,134	90,777	180,911	68,021	65,180	67,983	63,800	264,984

Losses and expenses
Losses and loss adjustment expenses	25,848	39,675	65,523	51,420	24,530	11,776	16,536	104,262
Amortization of deferred policy acquisition costs	4,612	5,334	9,946	6,882	4,939	4,131	3,761	19,713
Other underwriting and operating expenses	17,529	16,862	34,391	14,505	14,740	12,657	10,573	52,475
Interest (income) expense	(77)	—	(77)	—	—	—	6	6

Total losses and expenses	47,912	61,871	109,783	72,807	44,209	28,564	30,876	176,456

Income (loss) before income taxes	42,222	28,906	71,128	(4,786)	20,971	39,419	32,924	88,528
Income tax expense	11,119	11,130	22,249	5,326	7,092	11,322	9,798	33,538

Net income (loss)	$31,103	$17,776	$48,879	$(10,112)	$13,879	$28,097	$23,126	$54,990

Loss ratio (7)	46.5%	73.9%	60.0%	97.1%	48.3%	25.4%	39.0%	54.1%
Expense ratio (7)	43.4%	44.1%	43.8%	34.0%	31.7%	25.7%	33.0%	30.9%
Combined ratio	89.9%	118.0%	103.8%	131.1%	80.0%	51.1%	72.0%	85.0%

Balance Sheet Components - As of Quarter End	6/30/2008	3/31/2008		12/31/2007	9/30/2007	6/30/2007	3/31/2007
	(U.S. dollars in thousands)			(U.S. dollars in thousands)
Assets
Investments:
Fixed income securities	$1,718,020	$1,661,018		$1,514,198	$1,522,699	$1,318,542	$1,219,205
Equity securities: common	570	1,867		42,689	44,650	42,026	37,417
Short term investments	—	643		641	1,413	2,052	3,570

Total investments	$1,718,590	$1,663,528		$1,557,528	$1,568,762	$1,362,620	$1,260,192
Cash and cash equivalents	147,947	122,802		135,702	112,847	216,869	138,444
Reinsurance recoverables	1,066	1,068		987	956	916	904
Deferred policy acquisition costs	47,437	46,359		45,327	47,541	45,960	43,397
Property, equipment and software, net of accumulated depreciation and amortization	6,906	6,879		6,549	6,400	5,508	4,149
Other assets	70,678	56,466		54,594	48,833	41,695	57,237

Total assets	$1,992,624	$1,897,102		$1,800,687	$1,785,339	$1,673,568	$1,504,323

Liabilities
Reserve for losses and loss adjustment expenses	$149,501	$135,016		$106,869	$72,148	$62,357	$56,984
Unearned premiums	533,906	515,431		497,309	493,486	461,464	422,733
Other liabilities	75,273	69,042		75,416	65,947	62,844	69,810

Total liabilities	758,680	719,489		679,594	631,581	586,665	549,527
Shareholder’s equity
Common stock, additional paid-in capital and retained earnings	916,247	885,145		866,585	876,693	862,812	760,243
Accumulated other comprehensive income, net of deferred taxes	317,697	292,468		254,508	277,065	224,091	194,553

Total shareholder’s equity	1,233,944	1,177,613		1,121,093	1,153,758	1,086,903	954,796

Total liabilities and shareholder’s equity	$1,992,624	$1,897,102		$1,800,687	$1,785,339	$1,673,568	$1,504,323

THE PMI GROUP, INC. AND SUBSIDIARIES

PMI AUSTRALIA QUARTERLY FINANCIAL INFORMATION

	2008			2007
Income Statement Components - Quarter Ended	6/30/2008	3/31/2008	Total	12/31/2007	9/30/2007	6/30/2007	3/31/2007	Total
	(U.S. dollars in thousands, unless otherwise noted)
Revenues
Premiums written
Gross premiums written	$44,334	$42,236	$86,570	$59,041	$56,816	$60,572	$39,525	$215,954
Ceded and refunded premiums	(2,770)	(2,722)	(5,492)	(1,525)	(1,596)	(1,461)	(1,291)	(5,873)

Net premiums written	41,564	39,514	81,078	57,516	55,220	59,111	38,234	210,081
Change in unearned premiums	7,235	7,761	14,996	(11,103)	(10,996)	(19,006)	(1,870)	(42,975)

Premiums earned	48,799	47,275	96,074	46,413	44,224	40,105	36,364	167,106
Net investment income	23,312	21,409	44,721	20,325	18,779	17,251	16,146	72,501
Net realized investment (losses) gains	(1,692)	9,654	7,962	160	36	68	(75)	189
Other (loss) income	(580)	(111)	(691)	574	487	(599)	488	950

Total revenues	69,839	78,227	148,066	67,472	63,526	56,825	52,923	240,746

Losses and expenses
Losses and loss adjustment expenses	22,329	20,634	42,963	29,350	21,849	10,144	16,157	77,500
Amortization of deferred policy acquisition costs	3,980	4,773	8,753	4,054	4,424	3,655	3,363	15,496
Other underwriting and operating expenses	9,228	9,289	18,517	8,223	9,235	8,212	7,460	33,130
Interest (income) expense	(77)	—	(77)	—	—	—	6	6

Total losses and expenses	35,460	34,696	70,156	41,627	35,508	22,011	26,986	126,132

Income before income taxes	34,379	43,531	77,910	25,845	28,018	34,814	25,937	114,614
Income tax expense	10,391	13,041	23,432	8,030	8,304	10,385	7,890	34,609

Net income	$23,988	$30,490	$54,478	$17,815	$19,714	$24,429	$18,047	$80,005

Net income (AUS $ in thousands)	$25,468	$33,601	$59,069	$19,867	$23,225	$29,320	$22,953	$95,365

Loss Ratio (7)	45.8%	43.6%	44.7%	63.2%	49.4%	25.2%	44.4%	46.4%
Expense Ratio (7)	31.8%	35.6%	33.6%	21.3%	24.7%	20.1%	28.3%	23.1%
Combined Ratio	77.6%	79.2%	78.3%	84.5%	74.1%	45.3%	72.7%	69.5%

Balance Sheet Components - As of Quarter End	6/30/2008	3/31/2008		12/31/2007	9/30/2007	6/30/2007	3/31/2007
	(U.S. dollars in thousands)			(U.S. dollars in thousands)
Assets
Investments:
Fixed income securities	$1,360,776	$1,302,855		$1,182,179	$1,194,701	$1,064,267	$966,509
Equity securities: common	566	1,863		42,685	44,646	42,022	37,413

Total investments	$1,361,342	$1,304,718		$1,224,864	$1,239,347	$1,106,289	$1,003,922
Cash and cash equivalents	76,271	55,968		69,824	45,737	100,268	108,573
Deferred policy acquisition costs	39,898	38,844		38,958	39,961	39,495	37,790
Property, equipment and software, net of accumulated depreciation and amortization	4,904	4,699		4,325	4,141	3,725	2,653
Other assets	54,302	37,417		40,787	37,829	32,493	40,884

Total assets	$1,536,717	$1,441,646		$1,378,758	$1,367,015	$1,282,270	$1,193,822

Liabilities
Reserve for losses and loss adjustment expenses	$86,678	$74,050		$65,060	$51,284	$44,023	$39,167
Unearned premiums	480,406	464,575		452,743	448,166	417,721	379,252
Other liabilities	22,366	13,133		27,159	24,857	32,385	39,844

Total liabilities	589,450	551,758		544,962	524,307	494,129	458,263
Shareholder’s equity
Common stock, additional paid-in capital and retained earnings	700,621	676,633		645,359	627,544	607,829	583,401
Accumulated other comprehensive income, net of deferred taxes	246,646	213,255		188,437	215,164	180,312	152,158

Total shareholder’s equity	947,267	889,888		833,796	842,708	788,141	735,559

Total liabilities and shareholder’s equity	$1,536,717	$1,441,646		$1,378,758	$1,367,015	$1,282,270	$1,193,822

THE PMI GROUP, INC. AND SUBSIDIARIES

PMI AUSTRALIA STATISTICAL INFORMATION

	2008			2007
	6/30/2008	3/31/2008	Total (11)	12/31/2007	9/30/2007	6/30/2007	3/31/2007	Total (11)
New insurance written	(U.S. dollars in millions, except loan size, claims paid and claim size)
Flow insurance written	$4,493	$4,654	$9,147	$6,357	$6,142	$5,959	$4,300	$22,758
RMBS insurance written	982	408	1,390	1,714	3,594	6,151	3,284	14,743

New insurance written	$5,475	$5,062	$10,537	$8,071	$9,736	$12,110	$7,584	$37,501

Insurance in force
Flow	$119,983	$115,740	$119,983	$109,943	$112,150	$107,229	$98,630	$109,943
RMBS	64,863	66,962	64,863	65,586	70,647	65,632	58,068	65,586

Total	$184,846	$182,702	$184,846	$175,529	$182,797	$172,861	$156,698	$175,529

Risk in force
Flow	$105,155	$101,151	$105,155	$96,040	$97,858	$92,830	$85,349	$96,040
RMBS	64,645	66,738	64,645	65,364	70,424	65,405	57,858	65,364

Total	$169,800	$167,889	$169,800	$161,404	$168,282	$158,235	$143,207	$161,404

Average loan size (U.S. $ in thousands)
Flow	$190.0	$181.4	$190.0	$172.3	$170.7	$161.5	$150.7	$172.3
RMBS	$178.4	$165.0	$178.4	$158.5	$158.4	$149.5	$139.4	$158.5
Total	$185.8	$175.0	$185.8	$166.9	$165.7	$156.7	$146.3	$166.9
Loss severity
Flow	20.7%	22.2%	21.5%	21.7%	22.4%	21.4%	22.1%	22.0%
RMBS	29.1%	28.3%	28.8%	18.9%	20.7%	16.6%	16.6%	19.0%
Total	21.6%	22.6%	22.1%	21.6%	22.2%	20.8%	21.7%	21.7%
Primary loans, defaults and default rates
Policies in force - Flow	631,447	638,159	631,447	638,135	656,969	664,099	654,296	638,135
Policies in force - RMBS	363,618	405,823	363,618	413,718	445,912	439,106	416,678	413,718

Policies in force - Total	995,065	1,043,982	995,065	1,051,853	1,102,881	1,103,205	1,070,974	1,051,853

Loans in default - Flow	2,757	2,525	2,757	2,139	2,426	2,712	2,642	2,139
Loans in default - RMBS	816	753	816	527	493	444	421	527

Loans in default - Total	3,573	3,278	3,573	2,666	2,919	3,156	3,063	2,666

Default rate - Flow	0.44%	0.40%	0.44%	0.34%	0.37%	0.41%	0.40%	0.34%
Default rate - RMBS	0.22%	0.19%	0.22%	0.13%	0.11%	0.10%	0.10%	0.13%
Default rate - Total	0.36%	0.31%	0.36%	0.25%	0.26%	0.29%	0.29%	0.25%
Net claims paid (U.S. $ in thousands)
Net claims paid - Flow	$11,556	$13,247	$24,803	$14,125	$14,629	$6,530	$7,923	$43,207
Net claims paid - RMBS	1,834	1,171	3,005	777	2,167	787	466	4,197

Net claims paid - Total	$13,390	$14,418	$27,808	$14,902	$16,796	$7,317	$8,389	$47,404

Number of claims paid - Flow	167	189	356	208	222	117	115	662
Number of claims paid - RMBS	16	12	28	14	25	13	11	63

Number of claims paid - Total	183	201	384	222	247	130	126	725

Average claim size- Flow (U.S. $ in thousands)	$69.2	$70.1	$69.7	$67.9	$65.9	$55.8	$68.9	$65.3
Average claim size- RMBS	$114.6	$97.6	$107.3	$55.5	$86.7	$60.5	$42.4	$66.6
Average claim size- Total	$73.2	$71.7	$72.4	$67.1	$68.0	$56.3	$66.6	$65.4

THE PMI GROUP, INC. AND SUBSIDIARIES

PMI EUROPE QUARTERLY FINANCIAL INFORMATION

	2008			2007
Income Statement Components - Quarter Ended	6/30/2008	3/31/2008	Total	12/31/2007	9/30/2007	6/30/2007	3/31/2007	Total
	(U.S. dollars in thousands, unless otherwise noted)
Net premiums written	$6,093	$5,368	$11,461	$2,802	$4,420	$3,497	$3,404	$14,123

Revenues
Premiums earned	$3,660	$3,156	$6,816	$3,704	$3,644	$3,519	$3,579	$14,446
Net gains (losses) from credit default swaps	9,550	800	10,350	(9,483)	(8,371)	1,579	1,828	(14,447)
Net investment income	2,971	3,972	6,943	1,919	2,080	2,225	2,408	8,632
Net realized investment (losses) gains	(480)	(231)	(711)	6	(267)	(15)	112	(164)
Other loss	—	—	—	—	(8)	(26)	(100)	(134)

Total revenues	15,701	7,697	23,398	(3,854)	(2,922)	7,282	7,827	8,333

Losses and expenses
Losses and loss adjustment expenses	3,589	18,975	22,564	22,111	2,719	1,611	364	26,805
Amortization of deferred policy acquisition costs	401	345	746	2,617	341	284	227	3,469
Other underwriting and operating expenses	5,587	4,633	10,220	4,283	3,880	3,108	2,769	14,040

Total losses and expenses	9,577	23,953	33,530	29,011	6,940	5,003	3,360	44,314

Income (loss) before income taxes	6,124	(16,256)	(10,132)	(32,865)	(9,862)	2,279	4,467	(35,981)
Income tax expense (benefit)	340	(2,336)	(1,996)	(3,281)	(1,417)	624	1,488	(2,586)

Net income (loss)	$5,784	$(13,920)	$(8,136)	$(29,584)	$(8,445)	$1,655	$2,979	$(33,395)

Net (loss) income (Euros in thousands)	€3,704	€(8,857)	€(5,153)	€(21,715)	€(6,144)	€1,227	€2,272	€(24,360)

Loss Ratio (7)	98.1%	601.2%	331.0%	596.9%	74.6%	45.8%	10.2%	185.6%
Expense Ratio (7)	98.3%	92.7%	95.7%	246.3%	95.5%	97.0%	88.0%	124.0%
Combined Ratio	196.4%	693.9%	426.7%	843.2%	170.1%	142.8%	98.2%	309.6%

Balance Sheet Components - As of Quarter End	6/30/2008	3/31/2008		12/31/2007	9/30/2007	6/30/2007	3/31/2007
	(U.S. dollars in thousands)			(U.S. dollars in thousands)
Assets
Investments:
Fixed income securities	$220,099	$222,364		$200,825	$203,992	$197,165	$198,445
Cash and cash equivalents	58,256	53,765		53,335	47,715	36,316	23,662
Reinsurance recoverables	1,066	1,068		987	956	916	904
Deferred policy acquisition costs	4,581	4,623		3,921	5,346	4,366	3,821
Property, equipment and software, net of accumulated depreciation and amortization	1,269	1,372		1,323	1,317	1,293	1,344
Other assets	15,287	15,837		11,780	10,103	9,327	14,809

Total assets	$300,558	$299,029		$272,171	$269,429	$249,383	$242,985

Liabilities
Reserve for losses and loss adjustment expenses	$62,620	$60,692		$41,579	$20,634	$18,083	$17,587
Unearned premiums	29,521	27,140		22,983	23,347	21,390	21,117
Other liabilities	47,284	50,432		45,534	36,772	24,154	26,697

Total liabilities	139,425	138,264		110,096	80,753	63,627	65,401
Shareholder’s equity
Common stock, additional paid-in capital and retained earnings	99,204	93,421		107,341	136,926	145,371	135,715
Accumulated other comprehensive income, net of deferred taxes	61,929	67,344		54,734	51,750	40,385	41,869

Total shareholder’s equity	161,133	160,765		162,075	188,676	185,756	177,584

Total liabilities and shareholder’s equity	$300,558	$299,029		$272,171	$269,429	$249,383	$242,985

THE PMI GROUP, INC. AND SUBSIDIARIES

PMI ASIA QUARTERLY FINANCIAL INFORMATION

	2008			2007
Income Statement Components - Quarter Ended	6/30/2008	3/31/2008	Total	12/31/2007	9/30/2007	6/30/2007	3/31/2007	Total
	(U.S. dollars in thousands, unless otherwise noted)
Reinsurance premiums written	$3,379	$3,083	$6,462	$2,499	$2,470	$2,768	$1,743	$9,480

Revenues
Premiums earned	$2,984	$3,237	$6,221	$2,823	$2,971	$2,760	$2,439	$10,993
Net investment income and other	687	744	1,431	740	720	606	610	2,676

Total revenues	3,671	3,981	7,652	3,563	3,691	3,366	3,049	13,669

Losses and expenses
Losses and loss adjustment (reversals) expenses	(70)	21	(49)	(41)	(38)	21	15	(43)
Amortization of deferred policy acquisition costs	229	216	445	211	174	192	171	748
Other underwriting and operating expenses	643	592	1,235	385	288	335	233	1,241

Total losses and expenses	802	829	1,631	555	424	548	419	1,946

Income before income taxes	2,869	3,152	6,021	3,008	3,267	2,818	2,630	11,723
Income tax expense	388	425	813	152	355	491	460	1,458

Net income	$2,481	$2,727	$5,208	$2,856	$2,912	$2,327	$2,170	$10,265

Net income (HK$ in thousands)	$19,354	$21,254	$40,608	$22,210	$22,728	$18,189	$16,938	$80,065

Loss Ratio (7)	(2.3)%	0.6%	(0.8)%	(1.5)%	(1.3)%	0.8%	0.6%	(0.4)%
Expense Ratio (7)	25.8%	26.2%	26.0%	23.8%	18.7%	19.0%	23.2%	21.0%
Combined Ratio	23.5%	26.8%	25.2%	22.3%	17.4%	19.8%	23.8%	20.6%

Balance Sheet Components - As of Quarter End	6/30/2008	3/31/2008		12/31/2007	9/30/2007	6/30/2007	3/31/2007
	(U.S. dollars in thousands)			(U.S. dollars in thousands)
Assets
Investments:
Fixed income securities	$71,434	$70,120		$66,366	$64,195	$57,114	$54,255
Short term investments	—	643		641	1,413	2,052	3,570

Total investments	$71,434	$70,763		$67,007	$65,608	$59,166	$57,825
Cash and cash equivalents	7,110	5,102		3,580	3,274	9,748	6,209
Deferred policy acquisition costs	2,574	2,509		2,448	2,234	2,099	1,786
Property, equipment and software, net of accumulated depreciation and amortization	101	115		129	159	167	152
Other assets	561	2,212		1,633	(462)	(383)	1,544

Total assets	$81,780	$80,701		$74,797	$70,813	$70,797	$67,516

Liabilities
Reserve for losses and loss adjustment expenses	$159	$230		$230	$230	$251	$230
Unearned premiums	21,840	21,478		21,583	21,973	22,353	22,364
Other liabilities	3,992	3,215		1,605	1,654	5,155	3,173

Total liabilities	25,991	24,923		23,418	23,857	27,759	25,767
Shareholder’s equity
Common stock, additional paid-in capital and retained earnings	54,526	52,045		49,318	46,462	43,549	41,222
Accumulated other comprehensive income (loss), net of deferred taxes	1,263	3,733		2,061	494	(511)	527

Total shareholder’s equity	55,789	55,778		51,379	46,956	43,038	41,749

Total liabilities and shareholder’s equity	$81,780	$80,701		$74,797	$70,813	$70,797	$67,516

THE PMI GROUP, INC. AND SUBSIDIARIES

PMI EUROPE STATISTICAL INFORMATION

	2008			2007
	6/30//2008	3/31/2008	Total (11)	12/31/2007	9/30/2007	6/30/2007	3/31/2007	Total (11)
	(U.S. dollars in millions, except claims paid)
New insurance written	$129	$95	$224	$236	$132	$141	$136	$645
New credit default swaps written	$—	$—	$—	$12,067	$1,919	$—	$—	$13,986
New reinsurance written	$3,627	$1,934	$5,561	$617	$1,402	$1,778	$504	$4,301
Insurance in force	$62,422	$63,103	$62,422	$62,929	$51,707	$48,120	$48,121	$62,929
Risk in force	$9,182	$9,628	$9,182	$9,420	$5,711	$3,813	$3,824	$9,420
Claims paid including credit default swaps (in thousands)	$3,593	$3,562	$7,155	$2,898	$3,207	$2,577	$1,547	$10,229

PMI ASIA STATISTICAL INFORMATION

	2008			2007
	6/30/2008	3/31/2008	Total (11)	12/31/2007	9/30/2007	6/30/2007	3/31/2007	Total (11)
	(U.S. dollars in millions, except claims paid and average claim size)
New reinsurance written	$484	$307	$791	$256	$220	$212	$167	$855
Insurance in force	$3,052	$2,804	$3,052	$2,724	$2,663	$2,596	$2,526	$2,724
Risk in force	$312	$310	$312	$310	$314	$309	$306	$310
Policies in force	12,435	11,901	12,435	11,773	11,530	11,437	11,189	11,773
Loans in default	9	13	9	14	14	16	16	14
Default rate	0.07%	0.11%	0.07%	0.12%	0.12%	0.14%	0.14%	0.12%
Claims paid (in thousands)	$—	$—	$—	$24	$—	$—	$9	$33
Number of claims paid	—	—	—	1	—	—	1	2
Average claim size (in thousands)	$—	$—	$—	$24	$—	$—	$9	$17

THE PMI GROUP, INC. AND SUBSIDIARIES

FINANCIAL GUARANTY SEGMENT (3) RESULTS OF OPERATIONS AND BALANCE SHEETS

	2008			2007
Income Statement Components - Quarter Ended	6/30/2008	3/31/2008	Total	12/31/2007	9/30/2007	6/30/2007	3/31/2007	Total
	(Dollars in thousands)
Net premiums written	$270	$34	$304	$396	$202	$1,414	$4,741	$6,753

Revenues
Premiums earned	$880	$412	$1,292	$436	$438	$552	$207	$1,633
Net investment income	2,009	2,230	4,239	2,250	2,321	2,314	2,321	9,206
Net realized investment (losses) gains	(4,636)	—	(4,636)	3	(354)	—	—	(351)
Impairment of unconsolidated subsidiary (15)	—	(87,981)	(87,981)	(38,499)	—	—	—	(38,499)

Total revenues	(1,747)	(85,339)	(87,086)	(35,810)	2,405	2,866	2,528	(28,011)

Losses and expenses
Losses and loss adjustment expenses	26,680	3,086	29,766	2,649	—	—	—	2,649
Amortization of deferred policy acquisition costs	3,600	311	3,911	313	274	269	102	958
Other underwriting and operating expenses	1,614	1,436	3,050	1,112	507	432	454	2,505
Interest expense (10)	731	731	1,462	731	731	732	731	2,925

Total losses and expenses	32,625	5,564	38,189	4,805	1,512	1,433	1,287	9,037

(Loss) income before equity in (losses) earnings from unconsolidated subsidiaries and income taxes	(34,372)	(90,903)	(125,275)	(40,615)	893	1,433	1,241	(37,048)
Equity in (losses) earnings from unconsolidated subsidiaries	(24,321)	(36,236)	(60,557)	(794,637)	(26,741)	30,842	31,703	(758,833)

(Loss) income before income taxes	(58,693)	(127,139)	(185,832)	(835,252)	(25,848)	32,275	32,944	(795,881)
Income tax (benefit) expense	(12,587)	(2,901)	(15,488)	(69,096)	(1,456)	3,261	3,080	(64,211)

Net (loss) income	$(46,106)	$(124,238)	$(170,344)	$(766,156)	$(24,392)	$29,014	$29,864	$(731,670)

Balance Sheet Components - As of Quarter End	6/30/2008	3/31/2008		12/31/2007	9/30/2007	6/30/2007	3/31/2007
	(Dollars in thousands)			(Dollars in thousands)
Assets
Investments:
Fixed income securities	$117,607	$163,534		$167,915	$167,276	$165,422	$133,461
Equity securities: preferred	20,097	21,102		22,465	26,880	25,131	24,459

Total investments	$137,704	$184,636		$190,380	$194,156	$190,553	$157,920
Cash and cash equivalents	29,276	7,419		11,252	11,610	15,414	56,260
Investments in unconsolidated subsidiaries	—	25,998		163,661	984,417	996,431	977,523
Deferred policy acquisition costs	—	3,600		3,910	3,902	3,312	2,182
Property, equipment and software, net of accumulated depreciation and amortization	162	174		187	131	132	133
Other assets	67,520	7,323		52,918	3,838	4,282	5,282

Total assets	$234,662	$229,150		$422,308	$1,198,054	$1,210,124	$1,199,300

Liabilities
Reserve for losses and loss adjustment expenses	$7,241	$(878)		$2,650	$—	$—	$—
Unearned premiums	820	6,331		6,709	6,748	6,984	6,123
Long-term debt	50,000	50,000		50,000	50,000	50,000	50,000
Other liabilities	2,897	(45,082)		2,892	37,766	40,817	45,745

Total liabilities	60,958	10,371		62,251	94,514	97,801	101,868
Shareholder’s equity
Common stock, additional paid-in capital and retained earnings	178,043	224,150		348,388	1,105,295	1,114,767	1,097,493
Accumulated other comprehensive (loss) income, net of deferred taxes	(4,339)	(5,371)		11,669	(1,755)	(2,444)	(61)

Total shareholder’s equity	173,704	218,779		360,057	1,103,540	1,112,323	1,097,432

Total liabilities and shareholder’s equity	$234,662	$229,150		$422,308	$1,198,054	$1,210,124	$1,199,300

THE PMI GROUP, INC. AND SUBSIDIARIES

CORPORATE AND OTHER SEGMENT (4) RESULTS OF OPERATIONS AND BALANCE SHEETS

	2008			2007
Income Statement Components - Quarter Ended	6/30/2008	3/31/2008	Total	12/31/2007	9/30/2007	6/30/2007	3/31/2007	Total
	(Dollars in thousands)
Net premiums written	$5	$8	$13	$19	$14	$7	$12	$52

Revenues
Premiums earned	$11	$12	$23	$10	$18	$16	$13	$57
Net investment income	2,026	1,211	3,237	1,400	1,935	2,258	2,832	8,425
Net realized investment (losses) gains	(3)	(11)	(14)	12,669	(1,886)	(620)	(726)	9,437
Change in fair value of certain debt instruments (16)	16,957	28,708	45,665	—	—	—	—	—
Other income	3,319	3,243	6,562	3,270	4,563	4,769	1,706	14,308

Total revenues	22,310	33,163	55,473	17,349	4,630	6,423	3,825	32,227

Losses and expenses
Losses and loss adjustment expenses	—	—	—	—	—	—	—	—
Other underwriting and operating expenses (6)	21,145	18,283	39,428	18,400	16,918	19,925	24,013	79,256
Interest expense	9,152	7,600	16,752	7,619	7,591	7,627	7,522	30,359

Total losses and expenses	30,297	25,883	56,180	26,019	24,509	27,552	31,535	109,615

(Loss) income before equity in (losses) earnings from unconsolidated subsidiaries and income taxes	(7,987)	7,280	(707)	(8,670)	(19,879)	(21,129)	(27,710)	(77,388)
Equity in (losses) earnings from unconsolidated subsidiaries	(121)	(121)	(242)	8	(28)	289	(55)	214

(Loss) income before income taxes	(8,108)	7,159	(949)	(8,662)	(19,907)	(20,840)	(27,765)	(77,174)
Income tax (benefit) expense	(2,684)	2,184	(500)	(6,528)	(8,869)	(6,015)	(7,932)	(29,344)

Net (loss) income	$(5,424)	$4,975	$(449)	$(2,134)	$(11,038)	$(14,825)	$(19,833)	$(47,830)

Balance Sheet Components - As of Quarter End	6/30/2008	3/31/2008		12/31/2007	9/30/2007	6/30/2007	3/31/2007
	(Dollars in thousands)			(Dollars in thousands)
Assets
Investments:
Fixed income securities	$50,080	$51,979		$52,974	$53,088	$53,120	$53,849
Equity securities: common	987	1,242		1,242	1,275	3,477	4,250
Short term investments	1,300	1,300		1,300	1,301	1,300	1,300

Total investments	$52,367	$54,521		$55,516	$55,664	$57,897	$59,399
Cash and cash equivalents	224,779	40,214		51,512	45,335	163,700	100,574
Investments in unconsolidated subsidiaries	15,646	15,493		14,914	15,158	15,224	15,200
Property, equipment and software, net of accumulated depreciation and amortization	78,042	78,627		79,142	79,594	80,807	81,867
Other (liabilities) assets	(5,837)	8,821		49,657	39,901	42,165	14,222

Total assets	$364,997	$197,676		$250,741	$235,652	$359,793	$271,262

Liabilities
Unearned premiums	$18	$26		$29	$21	$25	$33
Debt	554,694	364,378		446,593	446,593	446,593	446,593
Other (assets)	(7,122)	7,893		(515)	(16,256)	(2,423)	(76,061)

Total liabilities	547,590	372,297		446,107	430,358	444,195	370,565
Shareholder’s equity
Common stock, additional paid-in capital, treasury stock and retained earnings	(177,035)	(169,824)		(190,290)	(191,753)	(65,912)	(92,503)
Accumulated other comprehensive loss, net of deferred taxes	(5,558)	(4,797)		(5,076)	(2,953)	(18,490)	(6,800)

Total shareholder’s deficit	(182,593)	(174,621)		(195,366)	(194,706)	(84,402)	(99,303)

Total liabilities and shareholder’s deficit	$364,997	$197,676		$250,741	$235,652	$359,793	$271,262